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                                                                    EXHIBIT 3.33

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             TEXAS TACO CABANA, L.P.
                           a Texas Limited Partnership

     The undersigned sole General Partner desiring to form a Limited Partnership pursuant to the Texas Revised Limited Partnership Act hereby states the following:

     1.   The name of the Partnership is TEXAS TACO CABANA, L.P.

     2. The address of the registered office of the Partnership is 262 Losoya, Suite 330, San Antonio, Texas 78205.

     3. The name and address of the agent for service of process on the Partnership is Richard Cervera, 262 Losoya, Suite 330, San Antonio, Texas 78205.

     4.   The name and address of the General Partner is as follows:

          TACO CABANA MANAGEMENT, INC., 262 Losoya, Suite 330, San Antonio, Texas 78205.

     5. The address where Partnership records are kept for inspection purposes is 262 Losoya, Suite 330, San Antonio, Texas 78205.

     The execution of this certificate by the undersigned General Partner is under oath and constitutes an affirmation under the penalties of perjury that the facts stated herein are true and correct of his own personal knowledge.

     IN WITNESS WHEREOF, this Certificate of Limited Partnership has been executed by the General Partner of TEXAS TACO CABANA, L.P. this 27th day of October, 1993.

                                                  General Partner:

                                                  TACO CABANA MANAGEMENT, INC.


                                                  BY: /s/ Richard Cervera
                                                      --------------------------
                                                      RICHARD CERVERA, President